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COOPERS                 200 South Biscayne Boulevard    telephone (305) 375-7400
& LYBRAND               Suite 1900                      facsimile (305) 375-6221
                        Miami, Florida 33131



                                                                       Exhibit 1




August 29, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:


We have read the statements made by Equitrac Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of August, 1997. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,


/s/ Coopers & Lybrand L.L.P.
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Coopers & Lybrand L.L.P.